Exhibit 99.1

Investor Contact:

Lauren Morris

513.579.9911 x11994

l.morris@medpace.com

Media Contact:

Julie Hopkins

513.579.9911 x12627

j.hopkins@medpace.com

FOR IMMEDIATE RELEASE

Medpace Holdings, Inc. Reports Third Quarter 2020 Results

•	Revenue of $230.4 million in the third quarter of 2020 increased 6.5% from revenue of $216.2 million for the comparable prior-year period, representing a backlog conversion rate of 17.2%.
•

Net new business awards were $315.4 million in the third quarter of 2020, representing an increase of 10.5% from net new business awards of $285.4 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.37x.

•

Third quarter of 2020 GAAP net income was $41.5 million, or $1.09 per diluted share, versus GAAP net income of $24.0 million, or $0.63 per diluted share, for the comparable prior-year period. Net income margin was 18.0% and 11.1% for the third quarter of 2020 and 2019, respectively.

•	EBITDA was $51.9 million for the third quarter of 2020, an increase of 49.4% from EBITDA of $34.8 million for the comparable prior-year period, resulting in an EBITDA margin of 22.5%.

CINCINNATI, OHIO, October 26, 2020-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Results

Revenue for the three months ended September 30, 2020 increased 6.5% to $230.4 million, compared to $216.2 million for the comparable prior-year period. On a constant currency organic basis, revenue for the third quarter of 2020 increased 5.8% compared to the third quarter of 2019.

Backlog as of September 30, 2020 grew 16.7% to $1.4 billion from $1.2 billion as of September 30, 2019. Net new business awards were $315.4 million, representing a net book-to-bill ratio of 1.37x for the third quarter of 2020, as compared to $285.4 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.

For the third quarter of 2020, total direct costs were $156.2 million, compared to total direct costs of $152.1 million in the third quarter of 2019. Selling, general and administrative (SG&A) expenses were $22.8 million in the third quarter of 2020, compared to SG&A expenses of $29.1 million in the third quarter of 2019.

GAAP net income for the third quarter of 2020 was $41.5 million, or $1.09 per diluted share, versus GAAP net income of $24.0 million, or $0.63 per diluted share, for the third quarter of 2019. This resulted in a net income margin of 18.0% and 11.1% for the third quarter of 2020 and 2019, respectively.

EBITDA for the third quarter of 2020 increased 49.4% to $51.9 million, or 22.5% of revenue, compared to $34.8 million, or 16.1% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the third quarter of 2020 increased 49.9% from the third quarter of 2019.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity

The Company’s Cash and cash equivalents were $219.2 million at September 30, 2020, and the Company generated $59.8 million in cash flow from operating activities during the third quarter of 2020. The Company did not repurchase any shares during the third quarter.

The Company had $49.2 million remaining under its authorized share repurchase program at the end of the quarter. Additionally, the Company’s Board of Directors has authorized new share repurchases of the Company’s common stock in the open market or negotiated transactions, at the discretion of management, which brings the total current authorization back to $100 million. The extent and timing of repurchases depends on market conditions, applicable regulatory requirements, and other considerations. The share repurchase authorization does not obligate the Company to acquire any minimum amount of common stock and any repurchase program may be modified, limited, extended, suspended or terminated at any time at the Company’s discretion. The Company currently expects that any repurchases under the program would be made in compliance with the SEC’s Rules 10b-5 and 10b-18.

2020 Financial Guidance

The Company forecasts 2020 revenue in the range of $880.0 million to $920.0 million, representing growth of 2.2% to 6.9% over 2019 revenue of $861.0 million. GAAP net income for full year 2020 is forecasted in the range of $136.0 million to $144.0 million. Additionally, full year 2020 EBITDA is expected in the range of $180.0 million to $190.0 million. Based on forecasted 2020 revenue of $880.0 million to $920.0 million and GAAP net income of $136.0 million to $144.0 million, diluted earnings per share (GAAP) is forecasted in the range of $3.62 to $3.83. This guidance assumes a full year 2020 tax rate of 15.0% to 16.0% and does not reflect the potential impact of any share repurchases the Company may make pursuant to the share repurchase program.

2021 Financial Guidance

The Company forecasts 2021 revenue in the range of $1.050 billion to $1.125 billion. Full year 2021 EBITDA is expected in the range of $200.0 million to $220.0 million. The Company expects a 2021 full year tax rate of 16.0% to 20.0%.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Tuesday, October 27, 2020, to discuss its third quarter 2020 results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 6989449.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available at 12:00 p.m. ET on Tuesday, October 27, 2020 until 12:00 p.m. ET on Tuesday, November 10, 2020. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 6989449.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 3,400 people across 39 countries as of September 30, 2020.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results, the anticipated impact of the coronavirus pandemic on our business, and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,”

“could,” “likely,” “anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as coronavirus disease COVID-19; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise our information; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; the risks associated with our intercompany pricing policies; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; the risks related to our Phase I clinical services; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; the risks related to our relationships with existing or potential customers who are in competition with each other; our failure to successfully integrate potential future acquisitions; the potential impairment of goodwill or other intangible assets; our limited ability to utilize our net operating loss carryforwards or other tax attributes; the risks associated with the use and disposal of hazardous substances and waste; the failure of third parties to provide us critical support services or supplies; our limited ability to protect our intellectual property rights; the risks associated with potential future investments in our customers’ business or drugs; general economic conditions in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; failure to keep pace with rapid technological changes; the impact of industry-wide reputational harm to CROs; the effect of the U.K.’s withdrawal from the EU, which could have implications on our research, commercial and general business operations in the U.K. and the EU; changes in U.S. generally accepted accounting principles; risks related to internal control over financial reporting; the risks associated with incurring additional debt or undertaking additional debt obligations; the effect of covenant restrictions under our debt agreements on our ability to operate our business; and fluctuations in interest rates.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 25, 2020, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue, net	$230,373	$216,238	$666,247	$631,083
Operating expenses:	-
Direct service costs, excluding depreciation and amortization	87,577	81,086	262,997	235,522
Reimbursed out-of-pocket expenses	68,637	70,984	207,376	212,563
Total direct costs	156,214	152,070	470,373	448,085
Selling, general and administrative	22,796	29,120	69,775	73,984
Depreciation	2,991	2,062	8,118	6,035
Amortization	1,950	2,995	5,927	11,834
Total operating expenses	183,951	186,247	554,193	539,938
Income from operations	46,422	29,991	112,054	91,145
Other income (expense), net:
Miscellaneous income (expense), net	584	(273)	1,440	(574)
Interest (expense) income, net	(16)	(253)	336	(1,956)
Total other income (expense), net	568	(526)	1,776	(2,530)
Income before income taxes	46,990	29,465	113,830	88,615
Income tax provision	5,530	5,488	19,312	17,985
Net income	$41,460	$23,977	$94,518	$70,630
Net income per share attributable to common shareholders:
Basic	$1.16	$0.67	$2.64	$1.97
Diluted	$1.09	$0.63	$2.50	$1.88
Weighted average common shares outstanding:
Basic	35,552	35,939	35,654	35,829
Diluted	37,763	37,835	37,715	37,507

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)	As Of
	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$219,227	$131,920
Accounts receivable and unbilled, net	134,087	155,662
Prepaid expenses and other current assets	41,691	29,446
Total current assets	395,005	317,028
Property and equipment, net	71,472	47,292
Operating lease right-of-use assets	109,533	52,152
Goodwill	662,458	662,396
Intangible assets, net	48,423	54,350
Deferred income taxes	477	376
Other assets	8,774	9,477
Total assets	$1,296,142	$1,143,071
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,878	$22,404
Accrued expenses	116,996	109,252
Advanced billings	202,612	192,359
Other current liabilities	22,910	18,987
Total current liabilities	358,396	343,002
Operating lease liabilities	110,670	45,212
Deferred income tax liability	19,861	12,849
Other long-term liabilities	15,586	15,725
Total liabilities	504,513	416,788
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	-	-
Common stock - $0.01 par-value; 250,000,000 shares authorized at September 30, 2020 and December 31, 2019, respectively; 35,757,453 and 36,065,278 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	357	360
Treasury stock - 200,000 shares at September 30, 2020 and December 31, 2019, respectively	(6,030)	(6,030)
Additional paid-in capital	687,618	666,585
Retained earnings	111,807	68,109
Accumulated other comprehensive loss	(2,123)	(2,741)
Total shareholders’ equity	791,629	726,283
Total liabilities and shareholders’ equity	$1,296,142	$1,143,071

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Nine Months Ended
	September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$94,518	$70,630
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,118	6,035
Amortization	5,927	11,834
Stock-based compensation expense	10,823	18,034
Amortization of debt issuance costs and discount	-	954
Noncash lease expense	9,968	7,212
Deferred income tax provision	6,911	2,839
Amortization and adjustment of deferred credit	(531)	(601)
Other	(85)	1,768
Changes in assets and liabilities:
Accounts receivable and unbilled, net	21,400	(5,982)
Prepaid expenses and other current assets	(9,820)	(9,039)
Accounts payable	(5,611)	2,818
Accrued expenses	7,619	15,427
Advanced billings	10,355	21,901
Lease liabilities	(7,507)	(6,477)
Other assets and liabilities, net	1,093	7,574
Net cash provided by operating activities	153,178	144,927
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(23,554)	(12,152)
Other	74	(1,262)
Net cash used in investing activities	(23,480)	(13,414)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	8,753	5,686
Repurchases of common stock	(50,827)	-
Payment of debt	-	(80,438)
Net cash used in financing activities	(42,074)	(74,752)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(317)	(753)
INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	87,307	56,008
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	131,920	23,282
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$219,227	$79,290

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$41,460	$23,977	$94,518	$70,630
Interest expense (income), net	16	253	(336)	1,956
Income tax provision	5,530	5,488	19,312	17,985
Depreciation	2,991	2,062	8,118	6,035
Amortization	1,950	2,995	5,927	11,834
EBITDA (Non-GAAP)	$51,947	$34,775	$127,539	$108,440
Net income margin (GAAP)	18.0%	11.1%	14.2%	11.2%
EBITDA margin (Non-GAAP)	22.5%	16.1%	19.1%	17.2%

FY 2020 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2020		Forecast 2020
	Net Income		Diluted Earnings Per Share
	Low	High	Low	High
Net income and diluted earnings per share (GAAP)	$136.0	$144.0	$3.62	$3.83
Amortization	7.9	7.9
Depreciation	11.6	11.6
Income tax provision	24.9	26.9
Interest income, net	(0.4)	(0.4)
EBITDA (Non-GAAP)	$180.0	$190.0